EXHIBIT 99.1

RYE, N.Y.—(BUSINESS WIRE)—April 4, 2016—Acadia Realty Trust (NYSE:AKR - "Acadia" or the "Company") announced today the commencement of a public offering of up to approximately 3,600,000 of the Company’s common shares of beneficial interest (the “Common Shares”) on a forward basis in connection with the forward sale agreement described below. The underwriters have been granted a 30-day option to purchase up to an additional 540,000 Common Shares (the “Option to Purchase Additional Shares”). Barclays and Citigroup are acting as the underwriters of the offering.

The Company expects to use any net proceeds received upon the settlement of the forward sale agreement described below or upon any issuance and sale to the underwriters of Common Shares in the offering to fund a portion of the aggregate purchase price of the Company’s current acquisition pipeline consisting of street and urban retail portfolios and individual retail properties.

In connection with the offering of Common Shares, the Company has entered into a forward sale agreement with an affiliate of Citigroup (which we refer to in this capacity as the forward purchaser), under which the Company has agreed to issue and sell to the forward purchaser (subject to the Company’s right to cash settle or net share settle the forward sale agreement) the same number of Common Shares sold by Citigroup to the underwriters in the public offering. The forward purchaser or its affiliate is expected to borrow from third parties and sell to the underwriters up to approximately 3,600,000 Common Shares at the close of the public offering. If the Option to Purchase Additional Shares is exercised, the Company will enter into one or more additional forward sale agreements with the forward purchaser in respect of the number of shares that are subject to exercise of the Option to Purchase Additional Shares.

Pursuant to the terms of the forward sale agreement, and subject to its right to elect cash or net share settlement, the Company intends to issue and sell, upon physical settlement of such forward sale agreement, up to an aggregate of 3,600,000 Common Shares to the forward purchaser (assuming no exercise of the Option to Purchase Additional Shares).

The Company expects to physically settle the forward sale agreement in full, which settlement is expected to occur on one or more dates no later than approximately 12 months after the date of the prospectus supplement relating to the offering.

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the Securities and Exchange Commission. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from:

Barclays

Barclays Capital Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Barclaysprospectus@broadridge.com
(888) 603-5847

or

Citigroup

Citigroup, c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
(800) 831-9146

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. Any offer or sale will be made only by means of a prospectus, a related preliminary prospectus supplement and, to the extent applicable, a free writing prospectus which has or will be filed with the Securities and Exchange Commission.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on seeking long-term growth via its dual – core and fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust seeks to build a high-quality core real estate portfolio with meaningful concentrations of assets in dynamic urban and street-retail corridors; and making opportunistic and value-add investments through its series of discretionary, institutional funds.

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Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 19, 2016 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) adverse changes in the Company’s real estate markets; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a real estate investment trust; (xi) uninsured losses; and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the SEC’s website at www.sec.gov. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

Contacts

Acadia Realty Trust
Amy Racanello, 914-288-8100

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